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[IASIS HEALTHCARE LOGO]


DOVER CENTER, 113 SEABOARD LANE, SUITE A200, FRANKLIN, TENNESSEE  37067
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PHONE: (615) 844-2747 - FAX:  (615) 846-3006 - WWW.IASISHEALTHCARE.COM



FOR IMMEDIATE RELEASE


CONTACT:   WAYNE GOWER
           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     OR
           JOHN K. CRAWFORD
           EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
           (615) 844-2747



                     IASIS HEALTHCARE CORPORATION ANNOUNCES
                      SECOND QUARTER AND SIX MONTHS RESULTS

         FRANKLIN, Tennessee (May 3, 2000) - IASIS Healthcare Corporation announced today financial results for the second quarter and six months ended March 31, 2000. The results for the second quarter and six months ended March 31, 2000, include the contribution of ten acute care hospitals and other related facilities and assets acquired from Tenet Healthcare and a management company on October 15, 1999.

       Net operating revenues for the second quarter of 2000 totaled $223.7 million compared with $47.8 million in the same quarter of last year. Earnings before interest, depreciation, amortization, income taxes, minority interest and recapitalization costs (EBITDA) for the second quarter increased from $7.1 million in 1999 to $35.4 million in 2000. Net earnings, before preferred stock dividends and accretion, for the quarter was $6.2 million. On April 10, 2000, IASIS opened the Rocky Mountain Medical Center (RMMC) in Salt Lake City, Utah. RMMC is a full service, acute care hospital with 120 licensed and 118 operational beds. During the second quarter of 2000, IASIS incurred start-up EBITDA losses of $1.9 million at RMMC.

         Net operating revenues for the six months ended March 31, 2000, were $403.0 million compared with $93.2 million for the same period of last year. EBITDA totaled $61.8 million compared with $13.9 million for the same period in 1999. Net earnings, before preferred stock dividends and accretion, for the six months ended March 31, 2000, was $4.5 million.

         On a pro forma basis, which assumes that the acquisition of the Tenet hospitals and the management company was effective as of the beginning of each period, net operating revenues for the acute care services segment for the six months ended March 31, 2000, increased 10.9% to $380.5 million compared with $343.1 million in the same prior year period. Acute care services' EBITDA for the six months ended March 31, 2000, excluding RMMC EBITDA losses, was $63.0 million compared with

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IASIS Healthcare Announces Second Quarter Results
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May 3, 2000


$60.6 million for the same period in 1999. Pro forma net operating revenues for the Company's health insurance business segment, Health Choice, for the six months ended March 31, 2000, increased 13.2% to $45.4 million compared with $40.1 million in the same prior year period. Health Choice EBITDA for the six months ended March 31, 2000, was $1.7 million compared with $1.9 million for the same period in 1999.

         Hospital admissions and adjusted admissions for the quarter and six months ended March 31, 2000, on a pro forma combined basis, each increased 5.5% and 7.3%, respectively, over 1999.

         In commenting on the second quarter results, Wayne Gower, president and chief executive officer of IASIS Healthcare, said, "We have been intensely focused on integrating our hospitals and related healthcare businesses during the past six months, while, at the same time, adding key and talented healthcare professionals to our team. We are pleased with our progress in shaping IASIS and executing our business strategies. We continue to pursue opportunities to enhance the quality of care we provide to our patients and the support we provide to their physicians. We are encouraged with the growth we have experienced and the demand for our services, and we are positioning our facilities in each market to develop new services to respond to the needs of our communities. Our opening of Rocky Mountain Medical Center in Salt Lake City is a demonstration of our commitment to deliver value to our customers and our stakeholders."

       On April 18, 2000, IASIS commenced an offer to exchange all of its outstanding 13% Senior Subordinated Notes due 2009 for 13% Senior Subordinated Exchange Notes due 2009 that have been registered under the Securities Act of 1933, as amended. The exchange offer will expire on May 12, 2000, unless extended by IASIS.

       IASIS Healthcare Corporation owns and operates 15 general, acute care hospitals with a total of 2,262 operating beds. IASIS focuses on networks of medium-sized hospitals, each with 100 to 400 beds. The Company currently operates hospitals in Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; and three markets within the State of Texas. IASIS also operates four ambulatory surgery centers and a Medicaid managed health plan serving over 37,000 members in Arizona.

       This press release contains forward-looking statements based on management's current expectations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, risks and uncertainties associated with general economic and business conditions, the effect of existing and future governmental regulations, including the Balanced Budget Act of 1997 and the Balanced Budget Refinement Act, changes in Medicare and Medicaid reimbursement levels, the highly competitive nature of the healthcare industry, the possible enactment of Federal or state healthcare reform, the ability to attract and retain qualified management and personnel - including physicians, the ability to enter into managed care provider arrangements on acceptable terms, the ability to implement successfully the Company's acquisition and development strategy and to obtain financing therefore, and those risks, uncertainties and others matters detailed from time to time in the Company's filings with the Securities and Exchange Commission.



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IASIS Healthcare Announces Second Quarter Results
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May 3, 2000



                          IASIS HEALTHCARE CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (DOLLARS IN THOUSANDS)

                                              THREE MONTHS ENDED        SIX MONTHS ENDED
                                                    MARCH 31,               MARCH 31,
                                             ---------------------    ---------------------
                                                2000        1999        2000         1999
                                             ---------     -------    ---------     -------
Net operating revenue                        $ 223,742     $47,826    $ 403,032     $93,216
Total operating expenses                       199,473      43,866      362,751      85,646
                                             ---------     -------    ---------     -------
Earnings from operations before
   minority interests and income taxes          24,269       3,960       40,281       7,570
Interest expense, net, minority interests
   and recapitalization costs                   15,240       2,399       32,965       6,075
                                             ---------     -------    ---------     -------
Earnings before income taxes                     9,029       1,561        7,316       1,495
Provision for income taxes                       2,853          --        2,853          --
                                             ---------     -------    ---------     -------

Net earnings                                     6,176       1,561        4,463       1,495

Preferred stock dividends and accretion          6,628          --       12,148          --
                                             ---------     -------    ---------     -------

Net earnings (loss) attributable
   to common shareholders                    $    (452)    $ 1,561    $  (7,685)    $ 1,495
                                             =========     =======    =========     =======


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